EXHIBIT 99.4

                                                    Computational Materials for
[LOGO]                     Countrywide Asset-Backed Certificates, Series 2004-3
_______________________________________________________________________________

                       Class 1-A Corridor Contract Agreement
                          Schedule and Strike Rates
        --------------------------------------------------------------

            Period     Notional Schedule   Cap Strike     Cap Ceiling
                             ($)                (%)             (%)
        ---------------------------------------------------------------
              1            697,000,000        7.73200       9.25000
              2            692,457,175        7.74700       9.25000
              3            686,264,321        7.75000       9.25000
              4            678,417,631        7.74600       9.25000
              5            668,922,776        7.74800       9.25000
              6            657,795,230        7.74700       9.25000
              7            645,061,025        7.74200       9.25000
              8            630,755,820        7.74400       9.25000
              9            614,925,709        7.73900       9.25000
              10           597,633,904        7.74000       9.25000
              11           579,132,533        7.73800       9.25000
              12           559,816,166        7.72400       9.25000
              13           541,037,059        8.73600       9.25000
              14           522,781,669        8.73000       9.25000
              15           505,035,944        8.73100       9.25000
              16           487,785,490        8.72400       9.25000
              17           471,016,320        8.72500       9.25000
              18           454,714,850        8.72200       9.25000
              19           438,867,897        8.71500       9.25000
              20           423,462,623        8.71600       9.25000
              21           408,486,569        8.70900       9.25000
              22           393,864,646        8.70600       9.25000
              23           379,029,351        8.70200       9.25000
              24           342,691,032        8.60800       9.25000

Recipients must read the information contained in the attached statement on page 2. Do not use or rely on this information if you have not received or reviewed the statement. If you have not received the statement, call your Countrywide Securities account representative for another copy. The collateral and other information set forth in the Computational Materials supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in the final prospectus supplement.